Exhibit 5.1

ROPES & GRAY LLP
PRUDENTIAL TOWER
800 BOYLSTON STREET
BOSTON, MA 02199-3600
WWW.ROPESGRAY.COM

August 8, 2022

Cyteir Therapeutics, Inc.

128 Spring Street

Lexington, MA 02421

Re:	Registration of Securities by Cyteir Therapeutics, Inc.

Ladies and Gentlemen:

We have acted as counsel to Cyteir Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of:

(i) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”);

(ii) shares of preferred stock of the Company, $0.001 par value per share (the “Preferred Stock”);

(iii) one or more series of debt securities of the Company (the “Debt Securities”), which Debt Securities may include senior debt securities or subordinated debt securities issued under an indenture, including any supplemental indenture related thereto, and may be convertible into or exchangeable for shares of the Common Stock;

(iv) warrants representing the right to receive or the obligation to sell, upon exercise, a number of shares of Common Stock or Preferred Stock or Debt Securities (the “Warrants”); and

(v) units of the Company consisting of two or more of any combination of Common Stock, Preferred Stock, Debt Securities or Warrants (the “Units”).

The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Preferred Stock and the Units are referred to herein collectively as the “Securities.”

In connection with this opinion letter, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

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The opinions expressed below are limited to the laws of the State of New York and the Delaware General Corporation Law.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations set forth below, we are of the opinion that:

1. When (i) the issuance and sale of any shares of Common Stock have been duly authorized by all necessary corporate action of the Company and (ii) such shares have been issued and delivered against payment of the purchase price therefor (in an amount in excess of the par value thereof) in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable. The Common Stock covered in the opinion in this paragraph includes any shares of Common Stock that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

2. When (i) the terms of any Preferred Stock of a particular series and their issuance and sale have been duly authorized by all necessary corporate action of the Company, (ii) a certificate of designations with respect to such series of Preferred Stock has been duly adopted by the Company and filed with the Secretary of State of the State of Delaware, and (iii) such shares of Preferred Stock have been issued and delivered against payment of the purchase price therefor (in an amount in excess of the par value thereof) in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such shares of Preferred Stock will be validly issued, fully paid, and nonassessable. The Preferred Stock covered in the opinion in this paragraph includes any shares of Preferred Stock that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

3. When (i) the terms of any Debt Securities and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (ii) such Debt Securities have been duly executed, authenticated and delivered against payment of the purchase price therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, and in the manner provided for in the applicable indenture, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. The Debt Securities covered in the opinion in this paragraph include any Debt Securities that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

4. When (i) the terms of any Warrants and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (ii) such Warrants have been duly executed, countersigned and delivered in accordance with the applicable warrant agreement and against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

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5. When (i) the terms of any Units (including the terms of the component Securities) and their sale have been duly authorized by all necessary corporate action of the Company and (ii) any Unit agreements have been duly executed (if the Units are represented by a separate instrument) and delivered in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such prospectus supplement; (ii) a definitive purchase, underwriting, or similar agreement, and any applicable indenture (including any supplemental indenture), warrant, depositary or guarantee agreement, pursuant to which such Securities may be issued, will have been duly authorized, executed and delivered by the Company and the other parties thereto, and the specific terms of such Securities will have been duly established in conformity with the applicable agreement and the certificate of incorporation and bylaws of the Company (if applicable); (iii) at the time of the issuance of any Securities, the Company will be a validly existing corporation under the law of its jurisdiction of incorporation; (iv) the number of shares of Common Stock issued pursuant to the Registration Statement, together with the number of shares outstanding or reserved at the time of issuance, will not exceed the respective number of shares authorized by the Company’s certificate of incorporation in effect at the time of such issuance; (v) the number of shares of Preferred Stock issued pursuant to the Registration Statement, together with the number of shares outstanding or reserved at the time of issuance, will not exceed the respective number of shares authorized by the Company’s certificate of incorporation in effect at the time of such issuance; and (vi) all the foregoing actions to be taken by the Company will have been taken so as not to violate any applicable law and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property.

Our opinions set forth above are subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the rights and remedies of creditors generally and (b) general principles of equity. Our opinions are also subject to the qualification that the enforceability of provisions in the indenture (including any supplemental indenture) providing for indemnification or contribution, broadly worded waivers, waivers of rights to damages or defenses, waivers of unknown or future claims, and waivers of statutory, regulatory or constitutional rights may be limited on public policy or statutory grounds. In addition, we express no opinion with respect to the enforceability of rights to receive prepayment premiums or the unaccrued portion of original issue discount upon acceleration of any Debt Securities, in each case to the extent determined to be unreasonable or to constitute unmatured interest.

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We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP

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